Exhibit 23.1      Independent Registered Public Accounting Firm's Consent

We consent to the incorporation by reference in the Registration Statements of FONAR Corporation and Subsidiaries on Form S-8 (File No. 333-27411), Form S-8 (File No. 333-96557), Form S-8 (File No. 333-112577), Form S-3 (File No.
333-116909), Form S-8 (File No.  333-122859),  Form S-3  (File  No. 333-127319),
and Form S-8 (File No. 333-126658) of our report dated September 13, 2006, with respect to our audits of the consolidated financial statements of FONAR
Corporation and Subsidiaries as of June 30, 2006 and 2005 and for the three years in the period ended June 30, 2006 and our report dated September 13, 2006, with respect to our audit of management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of FONAR Corporation and Subsidiaries as of June 30, 2006 and 2005, which reports appear are included in this Annual Report of Form 10-K of FONAR Corporation and Subsidiaries as of June 30, 2006.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
New York, New York
September 19, 2006